Execution

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                       REVOLVING LINE OF CREDIT AGREEMENT


                                   Dated as of

                                November 30, 2000

                                     between


                                    DMTR, LLC



                                       and

                                 CITIBANK, N.A.




 ______________________________________________________________________________

                       REVOLVING LINE OF CREDIT AGREEMENT

                               TABLE OF CONTENTS

     (The Table of Contents for this Revolving Line of Credit Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Revolving Line of Credit Agreement.)

                                    SECTION 1

                                   DEFINITIONS

                                                                          Page

Section 1.1         Certain Defined Terms.....................................
Section 1.2         Accounting Terms..........................................
Section 1.3         Miscellaneous.............................................


                                    SECTION 2

                                    THE LOAN

Section 2.1         The Loan; Advances of the Loan............................
Section 2.2         Interest Rate.............................................
Section 2.3         The Note..................................................
Section 2.4         Default Rate..............................................
Section 2.5         Maturity of Loan; Renewal.................................
Section 2.6         Payments and Prepayments of Principal.....................
Section 2.7         Taxes.....................................................
Section 2.8         Payments and Computations; Waiver of Notice, etc..........
Section 2.9         Overriding Events.........................................
Section 2.10        Ranking of Loan, Scope of Recourse........................
Section 2.11        Use of Proceeds...........................................


                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES

Section 3.1         Organization, Power and Authority.........................
Section 3.2         Power.....................................................
Section 3.3         No Breach.................................................
Section 3.4         Use of Loan...............................................
Section 3.5         Approvals and Consents....................................
Section 3.6         Debt or Liens.............................................
Section 3.7         Litigation................................................
Section 3.8         No Defaults...............................................
Section 3.9         Financial Statements......................................
Section 3.10        Full Disclosure...........................................
Section 3.11        Not an Investment Company or Holding Company..............
Section 3.12        Taxes.....................................................
Section 3.13        Title to Property; Ownership..............................
Section 3.14        Regulatory Compliance.....................................
Section 3.15        Solvency..................................................


                                    SECTION 4

                              AFFIRMATIVE COVENANTS

Section 4.1         Reports and Other Information.............................
Section 4.2         Performance and Notice....................................
Section 4.3         Borrower's Place of Business..............................
Section 4.4         Existence, Taxes, Insurance, etc..........................
Section 4.5         Use of Proceeds...........................................
Section 4.6         Solvency..................................................
Section 4.7         Maintain Existence; Ownership.............................


                                    SECTION 5

                               NEGATIVE COVENANTS

Section 5.1         Liens.....................................................
Section 5.2         Merger, etc...............................................
Section 5.3         Prohibition on Transfer of Interests......................
Section 5.4         Ownership; Governing Documents............................
Section 5.5         No Additional Debt........................................
Section 5.6         Other Covenants...........................................


                                    SECTION 6

                              CONDITIONS PRECEDENT

Section 6.1         Conditions Precedent to Initial Advance...................
Section 6.2         Conditions Precedent to any Advance.......................
Section 6.3         Facility Fee..............................................
Section 6.4         Other Approvals...........................................

                                    SECTION 7

                                EVENTS OF DEFAULT

Section 7.1         Events of Default.........................................
Section 7.2         Remedies..................................................


                                    SECTION 8

                                  MISCELLANEOUS

Section 8.1         Term......................................................
Section 8.2         Entire Agreement; Conflict With Other Loan Documents......
Section 8.3         Amendment; Waiver; Cumulative Rights......................
Section 8.4         Assignment; Participations................................
SECTION 8.5         GOVERNING LAW.............................................
SECTION 8.6         SUBMISSION TO JURISDICTION; WAIVERS.......................
Section 8.7         Setoffs...................................................
Section 8.8         Notices...................................................
Section 8.9         Severability..............................................
Section 8.10        Counterparts..............................................
Section 8.11        Expenses..................................................
Section 8.12        Indemnity.................................................
Section 8.13        Section References........................................
Section 8.14        Exempt Transaction........................................
Section 8.15        Time is of the Essence....................................
Section 8.16        Construction..............................................
Section 8.17        Further Assurances........................................
Section 8.18        Absolute Liability of the Borrower........................
Section 8.19        No Partnership, etc. .....................................


EXHIBIT 2.1(b)      Notice of Advance

EXHIBIT 2.3                  $3,600,000 Promissory Note

EXHIBIT 4.1(d)      Certificate of No Default from Borrower

EXHIBIT 6.1(c)      Closing Certificate for Borrower

EXHIBIT 6.1(d)      Form of Opinion of Borrower's and Guarantors' Counsel

           REVOLVING LINE OF CREDIT AGREEMENT (this "Agreement"), dated as of November ___, 2000, is by and between DMTR, LLC, a New York limited liability company (the "Borrower") and CITIBANK, N.A., a national banking association (the "Lender").

                                    RECITALS

           1. The Borrower has requested a revolving two (2)-year loan from the Lender in the aggregate maximum principal amount of Two Million ($3,600,000)
Dollars (the "Loan"). The Loan shall be used by the Borrower for certain business investments as more specifically provided in Section 2.11 hereof.

           NOW, THEREFORE, the parties hereto agree as follows:

                                    SECTION l

                                   DEFINITIONS

           Section 1.1. Certain Defined Terms. As used in this Agreement, in addition to the terms defined elsewhere, the following capitalized terms shall have the following meanings, such meanings to be applicable to both the singular and plural forms of such terms:

           "Advance" means any advance of monies hereunder from the Lender to the Borrower.

           "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person, including, without limitation, the corporate (or other limited liability entity) general partner(s) of a partnership.

           "Agreement" means this Revolving Line of Credit Agreement, dated as of the date set forth above, between the Borrower and the Lender, as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

           "Base Rate" means a fluctuating interest rate per annum which shall at all times be equal to the higher of (a) the rate of interest announced publicly by the Lender in New York, from time to time, as the Lender's base rate; or (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum, plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Lender on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Lender from three New York certificate of deposit dealers of recognized standing selected by the Lender, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Lender in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by the Lender for determining the then current annual assessment payable by the Lender to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of the Lender in the United States.

           "Borrower's Governing Documents" mean the Borrower's Articles of Organization, dated as of September 22, 2000, as filed with the Department of State of the State of New York on September 22, 2000, and its Operating Agreement, dated as of September 22, 2000, true and correct copies of which were delivered by the Borrower to the Lender prior to the date hereof.

           "Business Day" means any day other than (i) a Saturday or a Sunday, or (ii) a day on which banks are authorized or required to close in New York, New York.

           "Closing Date" means the date hereof.

           "Debt" of any Person shall mean the sum of the following (without duplication):

          (a) all obligations of such Person for borrowed money, all obligations evidenced by bonds, debentures, notes or other similar instruments and all securities issued by such Person providing for mandatory payments of money, whether or not contingent;

          (b) all obligations of such Person pursuant to revolving credit agreements or similar arrangements (which obligations shall be deemed to equal the maximum commitment of the lenders thereunder whether currently outstanding or undrawn and available);

          (c) all obligations of such Person to pay the deferred purchase price of property or services which would be shown on the balance sheet of such Person as a liability according to GAAP and all obligations of such Person to pay a specified purchase price for property or services whether or not delivered or accepted (i.e., take-or-pay or similar obligations);

          (d) all obligations of such Person as lessee under capital leases determined in accordance with GAAP;

          (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property;

          (f) all obligations (whether contingent or non-contingent) of such Person to reimburse any Person in respect of amounts paid under a letter of credit or similar instrument to the extent that such reimbursement obligations remain outstanding after they become non-contingent;

          (g) all interest rate and currency swap and similar agreements obligating such Person to make payments, whether direct or indirect or periodically or upon the happening of a contingency;

          (h) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

          (i) all direct or indirect guaranties by such Person of or with respect to the Debt of another Person including, without limitation, any obligation of a Person to make whole or provide funding or capital to or with respect of another Person or the debt of another Person.

           "Default Rate" means the rate set forth in Section 2.4 below.

           "Dollars" and "$" means such coin or currency of the United States of America as is, at the relevant time, legal tender for the payment of public and private debts.

           "GAAP" shall have the meaning ascribed thereto in Section 1.2 hereof.

           "Guarantor" or "Guarantors" shall mean, as the context requires, Bruce Galloway, John P. Rosenthal, NTS Financial Services, Ltd., Goren Brothers, L.P., Willowcreek Capital Partners, L.P., Phoenix Enterprises Family Partnership, LLC and Europa International.

           "Guaranty" means that certain Agreement of Guaranty, dated as of the date hereof, given by the Guarantors to the Lender, unconditionally guaranteeing the obligations of the Borrower hereunder.

           "Legal Requirement" means any and all applicable material laws, rules, regulations, ordinances, judgments, orders, opinions, decrees, injunctions, arbitral awards, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, attorneys general, authorities, agencies, and officials and officers thereof, that are now or at any time in the future in effect.

           "Lending Office" means, as to the Lender, its office located at 153 East 53rd Street, 18th Floor, New York, New York 10043, or such other office, branch or affiliate of the Lender as it may hereafter designate as its Lending Office by notice to the Borrower.

           "Lien" means, with respect to any asset, any mortgage, deed of trust, deed of covenants, lien, pledge, charge, hypothecation, security interest or encumbrance of any kind in respect of such asset, including without limitation any right or arrangement with any creditor to have its claim satisfied out of such asset, or the proceeds therefrom, prior to the general creditors of the owner thereof.

           "Loan" means the loan hereunder, in the original principal amount of up to $3,600,000.00.

           "Loan Documents" means this Agreement, the Note, the Guaranty, and any other document, agreement, consent, or instrument which has been or will be executed in connection with this Agreement and the transactions described herein all as may be amended, supplemented, renewed, extended, replaced and/or restated from time to time.

           "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, or other assets, liabilities or condition (financial or otherwise) of the Borrower or any Guarantor, (b) the validity or enforceability of (i) this Agreement, the Guaranty or any of the other Loan Documents, as the case may be, or (ii) the rights or remedies of the Lender hereunder or thereunder, or (c) the ability of the Borrower and/or the Guarantors to perform their respective obligations and duties under any of the Loan Documents, as the case may be.

           "Maturity Date" means November __ 2002.

           "Note" means the Note executed and delivered in connection herewith, the form of which is annexed hereto as Exhibit 2.3, as such Note may be amended, supplemented, extended, renewed, replaced and/or restated from time to time pursuant to its terms.

           "Notice  of  Advance"  shall  have the  meaning  ascribed  thereto in
Section 2.1(b) hereof.

           "Participant" shall have the meaning ascribed thereto in Section 8.4 hereof.

           "Payment Office" means, with respect to any payment to be made hereunder the Lender's Lending Office, by wire transfer to the following account:

              Citibank, N.A.
              153 East 53rd Street
              New York, New York 10043
              ABA #021000089

             For Credit: DMTR, LLC, Midtown Concentration Account No. [      ].

           "Person" means an individual, a corporation, a company, a juridical entity, a voluntary association, a partnership, a joint venture, a trust, an estate, an unincorporated organization, a statutory body or a government or state or any agency, instrumentality, authority or political subdivision thereof.

           "Solvent" shall have the meaning ascribed thereto in Section 3.15 hereof.

           Section l.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied ("GAAP"), as in effect from time to time and as satisfactory to the Lender in its reasonable discretion, except as otherwise specifically provided herein.

           Section l.3. Miscellaneous. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The term "hereof", "hereby", "hereto", "hereunder" and similar terms mean this Agreement, the term "heretofore" means before, and the term "hereafter" means after, the effective date hereof.

                                    SECTION 2

                                    THE LOAN


           Section 2.l. The Loan; Advances of the Loan. (a) The Lender has agreed to make the Loan to the Borrower and the Borrower has agreed to accept the Loan from the Lender as of the Closing Date, as more fully described below.

                    (b) The Lender agrees, provided that no Event of Default shall have occurred and be continuing hereunder, to make Advances to the Borrower of the Loan from time to time on any Business Day during the period from the date hereof up to the Maturity Date in an aggregate amount outstanding at any one time up to $3,600,000. Advances may be requested in writing by the Borrower pursuant to the written notice of advance letter (the "Notice of Advance") as set forth on Exhibit 2.1(b) annexed hereto, which Notice of Advance shall be delivered no later than one (1) Business Day prior to the date of the Borrower's request for the delivery of the funds. Subject to the satisfaction of all conditions to the making of any Advance, the Lender shall fund an Advance on the date of funding so requested by the Borrower or, if no such date of funding is requested by the Borrower, three (3) Business Days after receipt of the request for an Advance. Each Advance shall be in an aggregate amount of at least $50,000; provided, that the aggregate outstanding Advances of the Borrower shall never exceed $3,600,000.

                  (c) Provided that no Event of Default shall have occurred and be continuing hereunder, principal amounts repaid or prepaid may be reborrowed hereunder.

           Section 2.2. Interest Rate. With respect to the Loan, the Borrower shall pay to the Lender, on a monthly basis on the last Business Day of each month hereunder, in arrears, interest on the outstanding principal amount of the Loan, at the Base Rate plus one hundred basis points (1.0%).

           Section 2.3. The Note. (a) The Loan shall be evidenced by the Note of the Borrower, in the form of Exhibit 2.3 annexed hereto, dated the Closing Date. Such Note shall be payable to the order of the Lender for the account of its Payment Office in a principal amount equal to the unpaid principal amount of the Loan.

           (b) The Lender may, in its sole discretion, and the Borrower hereby irrevocably authorizes the Lender to, endorse on a schedule forming a part of the Note, appropriate notations evidencing the date and amount of each Advance and each payment of principal with respect to the Loan; provided that, the failure by the Lender to make any such endorsements or notations shall not affect any obligations of the Borrower under this Agreement. The Lender is hereby irrevocably authorized by the Borrower to attach to and make a part of the Note a continuation of such schedule as and when required. In any event, the books and records of the Lender with respect to this Loan shall at all times be controlling, absent error by the Lender which is proven by the Borrower.

           Section 2.4. Default Rate. (a) Notwithstanding anything set forth herein to the contrary, upon the occurrence and during the continuance of an Event of Default, the entire outstanding amount of the Loan shall bear interest from and after the date on which such Event of Default occurred, and the Borrower shall pay such interest on demand, at a fluctuating interest rate per annum (the "Default Rate") equal at all times to the lesser of (i) four (4%) percent per annum above the interest rate in effect from time to time under the Note and hereunder, and (ii) the maximum interest rate permitted by law, in either case, until such time as (x) the entire principal amount of the Loan, or so much thereof as may be then outstanding under this Agreement and the Note, together with all accrued interest thereon, and all charges, amounts and other sums evidenced and/or secured by this Agreement and the Note and the other Loan Documents shall have been paid to the Lender, or (y) the Event of Default has been cured or waived by the Lender, whichever is earlier. Upon the permitted cure or waiver by the Lender of an Event of Default, the interest rate hereunder shall be as set forth in Section 2.2 hereof.

           (b) Notwithstanding anything set forth herein to the contrary, in no event shall the total amount of all charges payable under this Agreement or under any of the Loan Documents which are or would, under applicable law, be held to be in the nature of interest exceed the maximum rate permitted to be charged under applicable law. Should the Lender receive any payment which is or would be in excess of that permitted to be charged under any such applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall be applied against any of the obligations evidenced and/or secured by the Loan Documents in such manner and priority as the Lender may determine, in the Lender's reasonable discretion.

           (c) The interest payment set forth in subparagraph (a) above shall be in lieu of the regular interest which may be due hereunder.

           Section 2.5.  Maturity of Loan.    The Loan shall be due and payable
to the Lender on the Maturity Date (as such date may be accelerated as permitted hereunder).

           Section 2.6.  Payments and Prepayments of Principal

                    (a) No Amortization. With respect to the Loan, no principal amortization payments shall be required hereunder from the date hereof through the Maturity Date. All unpaid principal, together with all unpaid and accrued interest thereon, shall be due and payable on the Maturity Date (as same may have been accelerated as permitted hereunder).

                  (b) Prepayment in General. The Borrower shall have the right, on not less than one (1) Business Day's prior written or telephonic (with prompt subsequent written confirmation within one day) irrevocable notice to the Lender, to prepay the Loan in whole or in part, in increments of not less than $50,000, from and after the date hereof at any time, with accrued interest to the date of such prepayment on the amount prepaid. Amounts repaid or prepaid may be reborrowed hereunder provided that no Event of Default shall have occurred and be continuing.

           Section 2.7. Taxes. (a) Any and all payments by the Borrower hereunder, under the Note or under any other Loan Document shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by the United States, any State thereof or any foreign government or taxing authority (including any political subdivision or taxing authority of the United States, any State thereof, or any foreign government or taxing authority), to the extent such items are in the nature of taxes, and all liabilities with respect thereto (all such imposts, deductions, charges or withholdings and liabilities with respect thereto being hereinafter referred to as "Taxes"); provided, that, Taxes shall not include taxes imposed on the Lender's income by the United States or any other state or local government or political subdivision or taxing authority. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under the Note or under any other Loan Document to the Lender, (i) the sum payable under this Agreement shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this provision) the Lender receives an amount equal to the sum it would have received had no such deductions been made, and (ii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and such amount paid to the relevant taxing authority (together with the amount paid to Lender) shall be promptly credited toward the increased amount required to be paid under clause (i) above.

           (b) In addition to the payment of Taxes as above, the Borrower agrees to pay any present or future stamp or documentary taxes, or recording or filing charges or taxes, or any other excise or property taxes, charges or similar levies which arise from payment under any Loan Document or from the execution, delivery or registration of, recording or filing of, or otherwise with respect to, this Agreement, the Note or any other Loan Document, imposed by the United States, any State thereof or any foreign government or authority, (including any political subdivision or taxing authority of the United States, any State thereof or any foreign government or taxing authority) (hereinafter referred to as "Other Taxes").

           (c) The Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes on amounts payable under this provision paid by the Lender and any liability (including penalties, interest and expenses) arising therefor or with respect thereto, likewise paid whether or not such Taxes, Other Taxes or liabilities were correctly or legally asserted, absent manifest error. Promptly, but in any event within thirty (30) days of the Lender's learning of such Taxes or Other Taxes, the Lender shall notify the Borrower thereof in accordance with
Section 8.8 hereof. This indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor, which demand shall set forth the amount paid, the basis therefor and the taxing authority paid.

           (d) Within thirty (30) days after the date of any payment of Taxes, the Borrower will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

           (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.7 shall survive the payment in full of principal and interest hereunder and under the Note and the termination of this Agreement.

           Section 2.8. Payments and Computations; Waiver of Notice, etc.. (a) Payments of principal and payments of interest and any other charges under this Agreement, the Note or any other Loan Document are to be paid by the Borrower to the Lender's Payment Office, in Dollars, in immediately available funds by 11:00 A.M. New York City time on the date such payment is due ( and amounts received after such time shall be deemed to have been received on the next Business Day). If any payment would otherwise be due on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day, and interest shall accrue up to but not including the actual day of payment. Interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. All payments made by the Borrower hereunder, under the Note or under any other Loan Document for any reason will be made, in accordance with this Agreement, free and clear of and without deduction for, any set off, counterclaim or defenses (other than the prior payment with respect to any such amount). The Borrower and the Lender hereby agree that on the date each principal, interest or other payment hereunder or under any other Loan Document is due and owing to the Lender, the Lender may charge any account of the Borrower which may be maintained by the Borrower with the Lender or any of its Affiliates) at any time throughout the term of this Agreement for any such payment then due and owing.

           (b) Except for notice and grace periods specifically provided for herein, presentment for payment, notice of dishonor, protest and notice of protest are hereby waived. The receipt by the Lender of payments of interest or principal hereunder or any other sums due hereunder with knowledge on the part of the Lender of the existence of a default hereunder shall not be deemed a waiver of such default. No payment by the Borrower or receipt by the Lender of less than the full amount of interest, principal and/or the other sums due hereunder shall be deemed to be other than on account of all such interest, principal and other sums and (except as expressly set forth herein to the contrary) shall be applied against such interest, principal and/or other sums in such manner and order as the Lender shall choose in its sole and absolute discretion.

           Section 2.9. Overriding Events. If any change after the date of this Agreement in any applicable Legal Requirement, or the interpretation thereof (whether or not having the force of law), by any governmental authority, central bank or comparable agency charged with the administration or interpretation thereof, or compliance by the Lender with any request or directive to be issued after the date of this Agreement (whether or not having the force of law) of any such authority, bank or agency (a "Restraint"):

           (a) shall prohibit or restrict the making or maintaining of the Loan or the charging of interest thereon, the Borrower agrees that the Lender shall have the right to comply with any such Restraint and if the Base Rate is not available or determinable, then, with the mutual consent of the Lender and Borrower, require the conversion to an alternative interest rate not set forth herein, to permit compliance with such Restraint or repayment in full of the outstanding principal amount of the Loan together with accrued interest thereon, at either the end of the then current interest period, if it is lawful for the Lender to continue to maintain and fund the Loan to such day, or immediately, if the Lender may not lawfully continue to fund and maintain the Loan to such day; or

           (b) shall make it impossible or unlawful for the Lender to give effect to or to maintain any of its obligations under this Agreement (except as noted in (a) above), then the Lender may give notice of such fact to the Borrower whereupon the Lender's obligations hereunder shall immediately terminate and the Borrower shall, within thirty (30) days after receipt of such notice (or within such shorter period as may be specified in the relevant Restraint thereof) repay to Lender in full the outstanding principal amount of the Loan together with accrued interest thereon and any other charges due to the Lender hereunder.

           Notwithstanding any provision to the contrary provided for herein, prior to claiming the application of this Section 2.9, the Lender shall first use its diligent best efforts (which shall not require additional material costs or material administrative burdens on the Lender unless appropriate if due to any failure or action of the Lender) to take such steps (including the change of its Lending Office) as would eliminate the applicability of this Section 2.9.

           Section 2.10.  Ranking of Loan, Scope of Recourse.
                          ----------------------------------

           (a) The obligations of the Borrower hereunder and under the other Loan Documents shall be senior obligations of the Borrower which the Borrower hereby agrees to repay upon the terms and conditions set forth herein and in the Loan Documents. Nothing contained herein or in any other Loan Document shall be deemed to be a release, waiver, discharge or impairment of this Agreement or such other Loan Document, or shall preclude the Lender from seeking or exercising its rights hereunder or under the Guaranty, or exercising any power of sale contained therein in case of any Event of Default hereunder or under any other Loan Document, while such Event of Default is occurring.

           (b) The obligations of the Borrower hereunder, under the Note and any other Loan Document are fully and unconditionally guaranteed by the Guarantors pursuant to and as limited by the Guaranty.

           Section 2.11. Use of Proceeds. The proceeds of the Loan shall be used, subject to Section 3.4 hereof, for certain business investments as determined by and in the discretion of the Borrower.

                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES

           The Borrower represents and warrants to the Lender as follows (which representations and warranties shall survive so long as any amount hereunder remains outstanding):

           Section 3.l. Organization, Power and Authority. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and is authorized to transact business in the jurisdiction in which its ownership or property or conduct of business shall legally require such authorization. The Borrower has full power and authority and legal right and all governmental licenses, consents, and approvals necessary to own its property and carry on its business as now conducted and proposed to be conducted; and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, in each case with such exceptions as would not have a material adverse effect on the business, financial condition or operations of such Borrower.

           Section 3.2. Power. The Borrower has all necessary legal right, power and authority to execute, deliver and perform this Agreement and the other Loan Documents and to perform all obligations arising or created under this Agreement and the other Loan Documents; the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and all obligations arising or created under this Agreement and the other Loan Documents have been duly authorized by all necessary and appropriate action on the part of the Borrower and this Agreement and the other Loan Documents have been duly and validly authorized, executed and delivered by the Borrower and constitute its legal, valid, binding obligations, each enforceable in accordance with the respective terms of such Loan Documents except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

           Section 3.3. No Breach. The execution and delivery of this Agreement and the other Loan Documents, the consummation of the transactions herein contemplated and compliance with the terms and provisions of this Agreement and the other Loan Documents will not, in any material respect, conflict with or result in a breach of, or require any consent under (i) the Borrower's Governing Documents, or (ii) any Legal Requirement applicable to the Borrower or any of its subsidiaries that is currently in effect, or any agreement or instrument that the Borrower or any of its subsidiaries is a party to or by which the Borrower or any of its subsidiaries is bound or to which the Borrower or any of its subsidiaries is subject, or constitute a material default under any such agreement or instrument where, in each case, the consequences would be a material adverse affect on the Borrower's ability to perform the Loan Documents.

           Section 3.4. Use of Loan. The proceeds of the Loan shall be used for certain business investments as determined by the Borrower. Neither the Borrower nor its subsidiaries are engaged principally, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U and X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the Loan have been used to acquire any margin stock.

           Section 3.5. Approvals and Consents. All consents, licenses, approvals and authorizations of, and registrations, declarations and other filings with, any governmental agency, official or authority which the Borrower is required to obtain in connection with the execution, delivery, performance or validity of, or payment under, this Agreement and the other Loan Documents have been duly obtained and are in full force and effect.

           Section 3.6. Debt or Liens. No Debt of the Borrower is secured by or otherwise benefits from any Lien on or with respect to its assets or properties. Except for the indebtedness evidenced by this Agreement and the Note, and as otherwise previously disclosed to the Lender by the Borrower under its financial statements described in Section 3.9 hereof, the Borrower has no Debt.

           Section 3.7. Litigation. There is no suit, legal action or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower before any court or arbitrator or any governmental body, agency or official which, if adversely determined, could, in the reasonable judgment of the Borrower or Lender, materially adversely affect the financial condition of the Borrower or the validity or enforceability of, or the ability of the Borrower to perform their obligations under, this Agreement, the Note and the other Loan Documents.

           Section 3.8. No Defaults. No event has occurred or failed to occur and no condition exists which, upon the execution and delivery of this Agreement and the other Loan Documents, would constitute an Event of Default or would, with the giving of notice or the lapse of time, or both, constitute an Event of Default. Neither Borrower nor any other Person for whose Debts the Borrower may be liable is in violation of any Legal Requirement or of the Borrower's Governing Documents or of any agreement or other instrument to which any of them is a party or by which it or any of its assets or properties is bound, which violation might in any material way affect the validity of this Agreement or the other Loan Documents or affect the ability of the Borrower to materially perform this Agreement or the other Loan Documents (by payment or otherwise) or to pay the principal of and interest on the Loan and all other sums payable under this Agreement, the Note, or the other Loan Documents when due.

           Section 3.9.    Intentionally Omitted.

           Section 3.10. Full Disclosure. There is no fact known to the Borrower which has not been disclosed in writing to the Lender which would have a Material Adverse Effect.

           Section 3.11. Not an Investment Company or Holding Company. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not (a) a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended or (b) subject to regulation under the Federal Power Act, the Investment Company Act of 1940, and is not subject to any other statute or regulation which regulates the incurring by the Borrower of indebtedness for borrowed money, other than Federal and state securities laws.

           Section 3.12. Taxes. The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes (whether Federal, State, local or foreign jurisdiction) due by it or pursuant to any assessment received by it.

           Section 3.13. Title to Property; Ownership. (i) The Borrower has good and marketable title to all of its properties and assets.

                    (ii) The issued and outstanding membership interests of the Borrower are owned of record and beneficially by the following individuals, in the percentage amounts set forth opposite their names:


                  Name                                      Ownership Percentage

           Willowcreek Capital Partners, L.P.                          14.286%

           NTS Financial Services Ltd.                                 14.286%

           Europa International                                        14.286%

           Goren Brothers                                              14.286%

           Phoenix Enterprises Family Fund LLC                         14.286%

           John P. Rosenthal                                           14.286%

           Bruce Galloway                                              14.286%
                                                                       -------

                                              TOTAL                    100%


           Section 3.14. Regulatory Compliance. (a) The Borrower thereof has duly complied with, and its businesses, operations, assets, equipment, property or other facilities are in compliance with, the provisions of all Legal Requirements, except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect.

          (b) There are no violations of any Legal Requirement affecting the assets and properties of the Borrower.

           Section 3.15. Solvency. The Borrower is solvent prior to and after giving effect to the consummation of the transactions contemplated by this Agreement and the Loan Documents. "Solvent" is defined to mean that (i) the fair market value of all of the Borrower's property is in excess of the total amount of its debts (including contingent liabilities); (ii) the Borrower is able to pay its debts as they mature; (iii) Borrower does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is planning to engage; and (iv) the Borrower is not "insolvent" as such term is defined in Section 101(32) of the Federal Bankruptcy Code.

                                    SECTION 4

                              AFFIRMATIVE COVENANTS

           In addition to the other undertakings contained in this Agreement, the Borrower hereby covenants to the Lender that, until the principal amount of the Loan, all interest thereon and all other amounts payable under this Agreement, the Note and all other Loan Documents, have been paid to the Lender in full, the Borrower shall perform the following obligations:

         Section 4.l.  Reports and Other Information.
                       -----------------------------

           (a) The Borrower covenants and agrees that it (i) shall keep and maintain complete and accurate books and records, and (ii) shall permit the Lender and any authorized representatives of the Lender to have access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of the Borrower, at all reasonable times upon the giving of reasonable notice of such intent. The Lender shall have the right at any time and from time to time, upon the occurrence and continuation of an Event of Default, to audit the books and records of the Borrower, all of which shall be at the sole cost and expense of the Borrower. The Borrower shall cooperate with the Lender in connection with any such audit or review. In the event that the Lender audits any such books and records, the Lender shall have the right, in its reasonable discretion, to choose the auditor. The Borrower shall be obligated to pay for the cost reasonable of any such audit.

           (b) In addition, in the event that any material default for borrowed money, material adverse litigation or material adverse change occurs in the financial condition of the Borrower, then the Borrower shall promptly notify the Lender of such occurrence.

           (c) The Borrower shall provide to the Lender as soon as available to the Borrower, and in any event within ninety (90) days after the close of each calendar year during the term hereunder, the financial statements of the Borrower as of the end of and for each such calendar year, which financial statements shall be prepared on an unaudited basis and in form and substance substantially similar to those previously delivered by the Borrower to the Lender and which shall include the Borrower's balance sheet and statements of cash flow, retained earnings and contingent liabilities. All such financial statements shall be prepared by either the internal management of the Borrower or the Borrower's independent certified public accountants of the Borrower which accountants shall be reasonably acceptable to the Lender.

           (d) The Borrower shall provide to the Lender, on a calendar quarterly basis (and at any other time when so requested by the Lender, within ten (10) days from the date of any such request), a Certificate of the Borrower in the form of Exhibit 4.1(d) annexed hereto, appropriately completed.

           (e) The Borrower shall provide to the Lender as soon as possible, and in any event within five (5) days after the occurrence of an Event of Default, or an event which with notice or lapse of time or both would constitute an Event of Default continuing on the date of such statement, a statement of the Borrower setting forth the details of such Event of Default or event, and the action which the Borrower proposes to take with respect thereto. The Borrower shall also provide to the Lender promptly after the Borrower receives actual knowledge of the commencement thereof, notice of (i) any material adverse change in the financial condition or results of operation of the Borrower, or (ii) any action or proceeding relating to the Borrower by or before any court, governmental agency or arbitral tribunal as to which, if adversely determined, would have a Material Adverse Effect.

           (f) The Borrower shall also provide to the Lender true and correct copies of the Borrower's filed federal income tax return (and, as the case may be, all filed applications for the extensions of the filing of such returns), within 30 days from the filing of same with the appropriate officials.

           (g) The Borrower shall provide to the Lender such other information relating to the Borrower as the Lender may from time to time reasonably request, including, without limitation, proofs of payments, costs, expenses, revenues and earnings, and other documentation as the Lender may request, from time to time, and with such other information, in such detail, as may be required by the Lender.

         Section 4.2. Performance and Notice. The Borrower shall promptly give notice to the Lender of (a) any change in taxes, levies, stamp or other duties, registration, filing or other fees, imposed by withholding or otherwise, applicable to any aspect of the transactions contemplated by this Agreement or the Loan Documents, and (b) subject to Sections 4.8 and 5.4 hereof, any amendment to the Governing Documents.

         Section 4.3. Borrowers' Place of Business. The Loan and all other obligations of the Borrower and sums payable by the Borrower hereunder, the Note or under any other Loan Document will continue to be senior obligations of the Borrower. The Borrower acknowledges that its place of business is at 1325 Avenue of the Americas, 26th Floor, New York, New York 10019, and that the Borrower will not change such places of business or chief executive office without giving Lender at least thirty (30) days prior written notice.

         Section 4.4. Existence,  Taxes, Insurance,  etc. Except as permitted by
Section 5.2 hereof, the Borrower shall, during the term of the Loan, (a) preserve and maintain its existence in the same structure as it is on the date hereof and all of its material rights, privileges and franchises; (b) comply with all Legal Requirements if failure to comply with such Legal Requirements, individually or in the aggregate, would have a Material Adverse Effect; and (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits to the date on which penalties attach for non-payment thereof.

         Section 4.5. Use of Proceeds. The proceeds of the Loan shall be used for certain business investments as determined by the Borrower. The Borrower shall use the proceeds of the Loan solely in compliance with all applicable Legal Requirements, including without limitation; Regulations U and X of the Board of Governors of the Federal Reserve System; and the Securities Act of 1933, the Securities Exchange Act of 1934, and the regulations thereunder.

         Section 4.6. Solvency. During the term hereunder, the Borrower shall remain Solvent.

         Section 4.7. Maintain Existence; Ownership. The Borrower shall maintain its existence and structure as presently comprised on the date hereof and the Borrower shall not take any action which is in any manner adverse to the rights of the Lender hereunder. At all times during the term hereunder Bruce Galloway shall exercise day-to-day management and control of the Borrower.


                                    SECTION 5

                               NEGATIVE COVENANTS

           In addition to the other undertakings contained in this Agreement, the Borrower hereby covenants to the Lender that, until the principal amount of the Loan, all interest thereon and all other amounts payable under this Agreement, the Note and the Loan Documents have been paid to the Lender in full, without the prior written consent of Lender in its sole discretion, the Borrower shall not:

           Section 5.l. Liens. Create, assume or suffer to exist any Lien securing Debt on any asset or property of the Borrower.

           Section 5.2. Merger, etc. Liquidate, dissolve, terminate or otherwise cease its operations, or sell substantially all of its assets or otherwise merge into, or consolidate with, any other Person.

           Section 5.3. Intentionally Omitted.

           Section 5.4. Ownership; Governing Documents. Change the organizational structure of the Borrower, or the management, officers or directors of the Borrower or change the status of or otherwise change, amend or modify any of the Borrower's Governing Documents in a manner which would cause a Material Adverse Effect.

           Section 5.5. No Additional Debt. The Borrower shall not incur any Debt other than the Loan.

           Section 5.6. Other Covenants. In addition to the other undertakings contained in this Agreement, the Borrower hereby covenants to the Lender that, until the principal amount of the Loan, all interest thereon and all other amounts payable hereunder, under the Note, the Guaranty and the Loan Documents, have been paid to the Lender in full, the Borrower shall not purchase, redeem, retire or otherwise acquire for value any of its ownership interests now or hereafter outstanding; or make any distribution of assets to its members, as the case may be, as such whether in cash, assets or in obligations of the Borrower, except as provided in the next sentence; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any interest; or make any other distribution by reduction of capital (except pursuant to depreciation) or otherwise in respect of any ownership interests. Notwithstanding anything to the contrary contained herein, the Borrower shall be permitted to make dividends or distributions to its members, provided there has been no Event of Default which shall have occurred and been continuing.


                                    SECTION 6

                              CONDITIONS PRECEDENT

           Section 6.1. Conditions Precedent to Initial Advance.
                        ----------------------------------------

           The obligation of the Lender to provide the initial Advance hereunder is subject to the fulfillment, as determined in the reasonable discretion of the Lender and its counsel, of the following conditions precedent on or prior to the Closing Date:

           (a) Representations and Warranties True. The representations and warranties of the Borrower contained in this Agreement and in all certificates, documents and instruments delivered pursuant to this Agreement, the Note and the Loan Documents shall be true and correct with the same effect as though made on and as of the Closing Date.

           (b) Performance and Compliance. The Borrower shall have performed and complied with all agreements and conditions in this Agreement, the Note and the Loan Documents which are required to be performed or complied with by the Borrower on or prior to the Closing Date.

           (c) Closing Certificate. The Lender shall have received on the Closing Date a certificate of the Borrower, dated the Closing Date, in the form of Exhibit 6.1(c) annexed hereto, appropriately completed.

           (d) Opinions. The Lender shall have received the legal opinion substantially in the form of Exhibit 6.1(d) annexed hereto from Piliero, Goldstein, Jenkins & Hall, counsel to the Borrower and the Guarantors.

           (e) Note. The Lender shall have received the Note duly executed by the Borrower.

           (f) Guaranty. The Lender shall have received the Guaranty, duly executed by the Guarantor.

           (g) Fees. All fees and expenses of the Lender for which an invoice has been presented, including legal fees, shall have been paid by the Borrower.

           (h) Other Information. The Lender shall have received such other approvals, opinions, certificates, instruments and documents as it may have reasonably requested from Borrower in advance, including without limitation, the following:

                    (1) Receipt and satisfactory review of: (i) each Guarantor's most recent financial statements and statements of direct and contingent liabilities as of the Closing Date; and (ii) the federal income tax return (or requested extensions for the filing of same) for the years 1998 and 1999 for each Guarantor; and

                    (2) Receipt of any other loan  documentation and information
               (financial or otherwise) in form and substance satisfactory to Lender and Lender's counsel.

           Section 6.2. Conditions Precedent to any Advance
                        ------------------------------------

           The obligation of the Lender to provide any Advance is subject to the fulfillment, as reasonably determined by the Lender, of the following conditions precedent on or prior to the making of any such Advance:

           (a) Accuracy of Representations and Warranties. The Lender shall not be required to make any Advances unless and until the representations set forth below are true and correct on and as of the date of such Advance, as though made on and as of such date, and each request by the Borrower for an Advance shall be deemed an affirmation of the following to the Lender:

                    (i) the representations and warranties contained in this Agreement and in the other Loan Documents are true and correct in all material respects, before and after giving effect to the proposed Advance and to the application of the proceeds therefrom, as though made on and as of such date;

                    (ii) no event has occurred and is continuing, or would result from such proposed Advance or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

                    (iii) before and after giving effect to the proposed Advance and to the application of the proceeds therefrom, the aggregate unpaid principal amount of all Advances outstanding does not exceed $3,600,000; and

                    (iv) the Borrower is in full and complete compliance with all of the terms, conditions and provisions of this Agreement and the other Loan Documents .

           (b) No Advances Required in Event of Default. The Lender shall not be required to make any Advance if, at the time when the request for such Advance is made, there exists an Event of Default under this Agreement, the Loan Documents or the Note; provided, however, the Lender may, in its sole discretion, make Advances, notwithstanding the existence of such an Event of Default and any Advance so made shall be deemed to have been made pursuant to this Agreement, the Loan Documents and the Note, but the making of such Advance shall not constitute a waiver of said Event of Default or any subsequent Event of Default.

           (c) Maximum Amount of Credit Facility. Except in the sole discretion of the Lender, at no time shall the Lender make an Advance to the Borrower if immediately after making such an Advance the aggregate amount of the then outstanding Advances made pursuant to this Agreement would exceed $3,600,000.

           Section 6.3. Facility Fee. The Borrower shall be obligated to pay, in consideration of the execution and delivery of this Agreement by the Lender, a nonrefundable fee (the "Facility Fee") to Lender equal to $72,000. The Facility Fee shall be deemed fully earned, regardless of whether or not the Loan is disbursed in whole or in part. The Borrower shall pay the Facility Fee as follows (i) $36,000 on the Closing Date and (ii) $36,000 on September 18, 2001, provided, however, that if prior to September 18, 2001 the Borrower has voluntarily, and not as a result of an Event of Default, paid all sums set forth in Section 8.1 hereof and irrevocably terminated this Agreement by notice to the Lender and in accordance with Section 8.1 hereof, the Borrower shall not be obligated to pay the $36,000 due on September 18, 2001. Prior to the Closing Date, the Borrower has paid to the Lender a work fee of $15,000 (the "Work Fee"). The Work Fee less any and all expenses of the Lender in connection with the Loan, the Agreement or the Loan Documents shall be applied by the lender against the Facility Fee to be paid by the Borrower on the Closing Date.

           Section 6.4. Other Approvals. The Lender shall have received such other approvals, opinions, certificates, instruments and documents as it may reasonably request.


                                    SECTION 7

                                EVENTS OF DEFAULT

           Section 7.1. Events of Default. Each of the following events and occurrences shall constitute an Event of Default under this Agreement:

           (a) the Borrower shall fail to pay any installment of principal of, or interest on, the Loan, or the Borrower shall fail to make any other payment required pursuant to this Agreement or any other Loan Document on and as of the date which is 10 days after the date that same shall become due and payable, whether or not notice of such non-payment has been received by the Borrower (it being understood and agreed that written notice is not required to be sent by the Lender to the Borrower with respect to any such failure to pay);

           (b) the Borrower shall fail to observe or perform any material covenant contained in Article 5 hereof;

           (c) the Borrower shall default in the performance or observance of any other material term, covenant or agreement contained in this Agreement
(other than those covered by clause (a) or (b) immediately above), or in any other Loan Document on its part to be performed or observed, and such default shall continue unremedied for thirty (30) days (or such other time period as specifically set forth in the particular Loan Document) after written notice of such default shall have been received or deemed received pursuant to Section 8.8 hereof (whichever is earlier) by the Borrower from the Lender;

           (d) any representation or warranty made by the Borrower in this Agreement or any other Loan Document or in any certificate or document delivered pursuant to or in connection with this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect when made, the result of which causes a Material Adverse Effect;

           (e) the Borrower shall (i) default in any payment of Debt to any Person (including, without limitation, the Lender, or any Affiliate of the
Lender) (excluding any such obligation evidenced by the Note which is specifically governed by subclause (a) of this Section 7.1), beyond any period of grace or forbearance provided with respect thereto; or (ii) default in the performance of any other agreement, term or condition contained in any agreement under which any Debt is created, in each case if the effect of such default is to cause, or to permit the holder or holders of such Debt (or any representative on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity (unless such default shall be expressly waived by the holder or holders of such Debt or an authorized representative on their behalf) or any demand is made for payment of any Debt which is due on demand and materially and adversely affects the ability of the Borrower to perform this Agreement;

           (f) the Borrower shall generally not pay its debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of sixty (60) days; or the Borrower shall take any action to authorize any of the actions set forth above in this subclause (f);

           (g) a final judgment or order for the payment of money in excess of $20,000.00 and which shall not be fully covered by insurance shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of thirty (30) consecutive days;

           (h) the dissolution, liquidation or other termination of the Borrower;

           (i) an Event of Default shall have occurred and been continuing under any other Loan Document, including, without limitation, under the Guaranty;

           (j) there shall occur a material adverse change in the condition (financial or otherwise) of the Borrower (including, without limitation, its principal subsidiaries on a consolidated basis), or any event which, in the reasonable opinion of the Lender, is deemed likely to have a Material Adverse Effect; or

           (k) this Agreement or any other Loan Document shall, at any time after their respective execution and delivery and for any reason whatsoever, cease to be in full force and effect or shall be declared to be null and void (other than by any action on behalf of the Lender), or the validity or enforceability thereof shall be contested by the Borrower and/or any of the Guarantors or the Borrower and/or any of the Guarantors shall improperly deny that he or it, as the case may be, has any further liability or obligation under any of the Loan Documents to which he or it is a party, as the case may be.

           Section 7.2 Remedies. During the continuance of any such Event of Default, the Lender may, by written notice to the Borrower (provided that, no such notice shall be required upon the occurrence of any event described in (a),
(b) (f), (g), or (h) of Section 7.1 hereof): (a) declare (i) the principal of and all accrued interest on the Loan, under the Note, under any other Loan Document and hereunder, to be, and the same shall thereupon forthwith become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and/or (ii) all other amounts hereunder and under the other Loan Documents to become immediately due and payable and such amounts shall become immediately due and payable without presentment, demand, protest or other notice, all of which are hereby expressly waived, and/or (b) exercise any other remedy or right available to the Lender hereunder, including the right of setoff set forth in Section 8.7 hereof, under the Guaranty and under the other Loan Documents or under any other document or agreement, or available at law, by statute or in equity.


                                    SECTION 8

                                  MISCELLANEOUS

           Section 8.1. Term. The term of this Agreement shall commence on the Closing Date and shall end upon payment to the Lender in full of all principal, interest, fees and other sums payable by the Borrower under this Agreement, the Note and the other Loan Documents. The representations and warranties made hereunder shall survive the making of the Loan and may be enforced at any time during the term hereof. The covenants of the Borrower shall survive the making of the Loan and shall be performed fully and faithfully by the Borrower at all times during the term hereof. The agreements of the Borrower contained in Sections 2.7, 2.9, 8.5, 8.6, 8.7, 8.11 and 8.12 hereof shall survive the date on which all principal, interest and other sums payable by the Borrower under this Agreement, the Note and the other Loan Documents are paid to the Lender in full and this Agreement terminates.

           Section 8.2. Entire Agreement; Conflict With Other Loan Documents. This Agreement, the Note and the other Loan Documents or other documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction, including, without limitation, any prior term sheet from the Lender to the Borrower. Should there be any conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall control.

           Section 8.3. Amendment; Waiver; Cumulative Rights. The written consent of the Lender shall be required for all amendments and modifications to this Agreement or any other Loan Document and for all waivers of the terms hereof and thereof. The failure or delay of the Lender to require performance by the Borrower of any provision of this Agreement or any other Loan Document shall not effect its right to require performance of such provision unless and until such performance has been waived in writing by the Lender in accordance with the terms hereof. Each and every right or remedy granted to the Lender hereunder or under any other document or instrument delivered hereunder or in connection herewith, or allowed to the Lender at law or in equity or by statute, shall be cumulative and may be exercised from time to time, it being the intention of the parties hereto that no right or remedy hereunder is exclusive of any other right or remedy or remedies, and that each and every such right or remedy shall be in addition to any other right or remedy given hereunder under the Loan Documents or now or hereafter existing at law or in equity or by statute.

           Section 8.4. Assignment; Participations. (a) This Agreement, the Note and all other Loan Documents shall be binding upon and shall be enforceable by the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall have no right to assign any of its rights or delegate any of its obligations hereunder or under any other Loan Document without the prior written consent of the Lender (in its sole and absolute discretion). The Lender may assign to any of its Affiliates and/or any other institution, all or any part of, or any interest (undivided or divided) in, the Lender's rights and benefits under or with respect to this Agreement, the Loan and the other Loan Documents; and may delegate its responsibilities and obligations under this Agreement with respect to such assignment. To the extent of that assignment, such institution shall have the same rights and benefits against the Borrower hereunder as it would have had if such institution were the Lender hereunder and upon any delegation, the Lender shall be released from its obligations hereunder to the extent of such delegation. Upon consummation of such assignment, the Borrower shall, upon request of such assignee, execute and deliver an appropriate promissory note or notes to assignee evidencing such assignment; provided, however, that in no event shall the Borrower's liabilities and/or obligations hereunder be increased as a result of the grant of a participation interest by the Lender. The Lender shall notify the Borrower, in writing, of any such assignment by the Lender upon such assignment.

           (b) The Lender may at any time grant to one or more of its Affiliates and/or any other institution (each a "Participant") participating interests in this Agreement, the Loan and the other Loan Documents. In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of this Agreement, including, without limitation, Sections 2.8, 2.10, 8.5, 8.6, 8.7, 8.11 and 8.12, hereof with respect to its participating interest, and any amounts payable thereunder shall be calculated with respect to such Participant as if it were the Lender hereunder; provided, however, that in no event shall the Borrower's liabilities and/or obligations hereunder be increased as a result of the grant of a participation interest by the Lender. The Lender shall notify the Borrower, in writing, of any such participation upon any such participation.

           SECTION 8.5.  GOVERNING  LAW. THIS  AGREEMENT AND THE LOAN  DOCUMENTS
WERE PREPARED IN NEW YORK, NEW YORK AND THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

           SECTION 8.6.  SUBMISSION TO JURISDICTION; WAIVERS.
                         ------------------------------------

           (a) THE BORROWER HEREBY IRREVOCABLY CONSENTS THAT ANY SUIT, LEGAL ACTION OR PROCEEDING AGAINST IT OR ANY OF ITS PROPERTY WITH RESPECT TO ANY OF THE RIGHTS OR OBLIGATIONS ARISING DIRECTLY OR INDIRECTLY UNDER OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS (EXCEPT AS EXPRESSLY SET FORTH THEREIN TO THE CONTRARY) MAY BE BROUGHT IN ANY JURISDICTION, INCLUDING, WITHOUT LIMITATION, ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK, AS THE LENDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE BORROWER HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS WITH REGARD TO ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY APPOINTS PILIERO, GOLDSTEIN, JENKINS & HALL, 292 MADISON AVENUE, NEW YORK, NEW YORK 10017, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE, ON BEHALF OF THE BORROWER, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO HEREOF IN ANY STATE OR FEDERAL COURT WITHIN NEW YORK COUNTY. IF SUCH AGENT SHALL CEASE SO TO ACT, THE BORROWER SHALL IRREVOCABLY DESIGNATE AND APPOINT WITHOUT DELAY ANOTHER SUCH AGENT SATISFACTORY TO LENDER, AND SHALL PROMPTLY DELIVER TO LENDER WRITTEN EVIDENCE OF SUCH OTHER AGENT'S ACCEPTANCE OF SUCH APPOINTMENT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE BORROWER AT ITS ADDRESS SET FORTH IN
SECTION 8.8. THE FOREGOING SHALL NOT LIMIT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY SUIT, LEGAL ACTION OR PROCEEDING OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY OTHER JURISDICTION.

           (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, LEGAL ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY UNDER OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS (EXCEPT AS EXPRESSLY SET FORTH THEREIN TO THE CONTRARY) IN ANY COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK CHOSEN BY THE LENDER IN ACCORDANCE WITH SECTION 8.6(A) AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT A COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING.

           (c) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE UNDER THE LAWS OF ANY JURISDICTION TO COMMENCE BY PUBLICATION ANY SUIT, LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTE OR THE OTHER LOAN DOCUMENTS.

           (d) THE BORROWER HEREBY IRREVOCABLY AGREES THAT ANY SUIT, LEGAL ACTION OR PROCEEDING COMMENCED BY IT WITH RESPECT TO ANY RIGHTS OR OBLIGATIONS ARISING DIRECTLY OR INDIRECTLY UNDER OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT (EXCEPT AS EXPRESSLY SET FORTH THEREIN TO THE CONTRARY) SHALL BE BROUGHT EXCLUSIVELY IN ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK.

           (e) THE BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, OR PROCEEDING, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

           (f) THE BORROWER HEREBY WAIVES ANY DEFENSE OR CLAIM BASED ON MARSHALLING OF ASSETS OR ELECTION OR REMEDIES OR GUARANTIES.

           Section 8.7. Setoffs. In addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim the Lender or any Participant or assignee of Lender may otherwise have, each of the Lender and any Participant or assignee of Lender shall be entitled upon the occurrence and continuation of an Event of Default, at its option, to the fullest extent permitted by law to setoff and apply any and all balances and deposits (general or special, time or demand, provisional or final) held and all other indebtedness owing by the Lender or such Participant or assignee of Lender, respectively, to or for the credit or account of the Borrower whether or not such balances, deposits or other indebtedness are then due against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Note or the other Loan Documents upon the failure of the Borrower to pay when due (after the expiration of the applicable grace period, if any) any amount due and owing pursuant to this Agreement or the Note or such other Loan Document. The Lender or such Participant or assignee of Lender, respectively, shall give the Borrower notice thereof promptly following any such setoff; provided, however, that any failure of the Lender or such Participant or assignee of Lender, respectively, to give such notice shall not affect the validity thereof.

           Section 8.8. Notices. Except as otherwise provided for herein, any notice required or permitted to be given hereunder shall be in writing and shall be (a) personally delivered, (b) transmitted by overnight courier or postage prepaid registered or certified United States mail, return receipt requested, or
(c) transmitted by telecopier or facsimile, with a copy by first class mail, to the parties as follows (as elected by the giving such notice):

             (1)     if to the Borrower, to:

                             DMTR, LLC
                             1325 Avenue of the Americas
                             20th Floor
                             New York, New York 10019
                             Attention: Bruce Galloway
                             Telephone No.:  (212) 603-7590
                             Telefax No.:    (212) 603-7502

                    with a copy to:

                           Piliero, Goldstein, Jenkins & Hall
                           292 Madison Avenue
                           New York, New York 10019
                           Attention:  Jon M. Jenkins, Esq.
                           Telephone No.: (212) 213-8200
                           Telefax No.: (212) 685-2028

              (2)  if to the Lender, to:

                             Citibank, N.A.
                             153 East 53rd Street - 18th Floor
                             New York, New York 10022
                             Attention: John Arena, Vice  President
                             Telephone No.:  (212) 559-2819
                             Telefax No.:    (212) 308-5183

                    with a copy to:

                             St. John & Wayne, L.L.C.
                             70 East 55th Street, 19th Floor
                             New York, New York 10022
                             Attention:  Jerome M. St. John, Esq.
                             Telephone No.:  (212) 446-5000
                             Telefax No.:  (212) 446-5055

Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on the first to occur of (i) the date of delivery if delivered personally, (ii) three (3) days following posting if transmitted by mail, (iii) on the next business day if sent by overnight courier, or (iv) the date of receipt if transmitted by telecopier or facsimile. Any party may change its address for purposes hereof by notice to the other. All notices hereunder and all documents and instruments delivered in connection with this transaction or otherwise required hereunder shall be in the English language. The failure to deliver the requisite copies shall not otherwise invalidate a properly forwarded notice to the Borrower and/or the Lender.

           Section 8.9. Severability. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

           Section 8.10. Counterparts. This Agreement may be executed in any number of counterparts. Any single counterpart or set of counterparts executed, in either case, by all the parties hereto shall constitute a full and original Agreement for all purposes.

           Section 8.11. Expenses. The Borrower shall reimburse the Lender for all reasonable out-of-pocket expenses of the Lender, including, without limitation, the disbursements and reasonable fees of St. John & Wayne L.L.C., counsel to the Lender, incurred by the Lender in connection with (a) the negotiation, execution, delivery, performance and recording (as the case may be) of this Agreement and the other Loan Documents, (b) any amendment, modification or supplement to this Agreement or the other Loan Documents, (c) any prepayment, refinancing or other restructuring of the Loan, and (d) the administration and enforcement of this Agreement and the other Loan Documents from and after the occurrence of an Event of Default or the occurrence or non-occurrence of an event which, with the giving of notice or the passing of time, or both, would constitute an Event of Default. Such expenses shall be reimbursed whether or not the Lender gives notice of such Event of Default or demands acceleration of the Loan or takes any other action to enforce the provisions of this Agreement or the other Loan Documents.

           Section 8.12. Indemnity. The Borrower hereby agrees to defend, indemnify and hold the Lender and its officers, agents, directors, employees, "controlling persons" (as controlling persons is defined under applicable security laws) or affiliates (each an "Indemnified Party ") harmless from and against any and all claims, damages, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from or with respect to (a) the violation of any Legal Requirement by the Borrower or the Guarantor, whether such claims are asserted by any governmental agency or any other person, and (b) any breach of any representation, warranty or covenant herein; provided that, the Borrower shall not be obligated to indemnify an Indemnified Party for any claims, damages, costs, judgments, penalties and expenses to the extent caused by such Indemnified Parties' own gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having competent jurisdiction. In case any action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against the Borrower, the Indemnified Party shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel selected by the Borrower and reasonably satisfactory to such Indemnified Party, the payment of all reasonable costs and expenses and the Indemnified Party shall have the right to negotiate any settlement with the prior written consent of the Borrower. Upon reasonable determination made by such Indemnified Party, such Indemnified Party shall have the right to employ, at its own expense, separate counsel in any such action and to participate in the defense thereof. The Borrower shall not be liable for any settlement of any such action effected without the Borrower's consent, which consent shall not be unreasonably withheld or delayed, but if settled with the Borrower's consent, or, subject to the provisions of this Agreement, if there be a final judgment for the claimant in any such action, the Borrower agrees to indemnify and save harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. The provisions of this
Section 8.12 shall survive the termination of the this Agreement and the repayment of the Note.

           Section 8.13. Section References. Unless otherwise indicated all references in this Agreement to Sections and clauses are references to Sections and clauses of this Agreement.

           Section 8.14.  Exempt Transaction.  The obligations evidenced by the
Note is an exempted transaction under the Truth-in -Lending Act, 15 U.S.C.
Section 1601, et seq.

           Section 8.15. Time is of the Essence. Time is of the essence as to all dates set forth herein hereunder or under the other Loan Documents.

           Section 8.16. Construction. The Borrower acknowledges that both itself and its counsel have reviewed and revised the Agreement and the Loan Documents and that the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any other Loan Document or any amendments or exhibits thereto. To the extent the terms of this Agreement conflict with the terms of any other Loan Document, the terms hereof shall govern, provided that, nothing herein shall limit the terms of any other Loan Document to the extent such terms are more detailed than the terms hereof or otherwise add additional provisions which are not expressly set forth otherwise herein.

           Section 8.17. Further Assurances. The Lender and the Borrower shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement and the other Loan Documents or any other documents, agreements, certificates and instruments to which the Borrower is a or by which the Borrower is bound in connection with this Agreement.

           Section 8.18. Absolute Liability of the Borrower. The liability of the Borrower shall be absolute and unconditional and without regard to the liability of any other.

           Section 8.19. No Partnership, etc. Nothing contained herein, in the Note or any of the other Loan Documents, and no action taken or not taken by the Borrower and/or no performance by the Borrower with respect to any document executed at any time in connection with the transaction contemplated hereby shall in any case make the Lender a partner, agent, representative, participant, co-venturer, beneficiary or employee of the Borrower or any of its Affiliates. It is the intent of the parties hereto to create no relationship hereunder, expressed or implied, other than that of lender and borrower.

               [the rest of this page is intentionally left blank]

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

                                              DMTR, LLC, as Borrower


                                              By:_______________________________
                                                 Name:
                                                 Title:


                                              CITIBANK, N.A., as Lender



                                              By:_______________________________
                                                 Name:
                                                 Office: Vice President

                                 EXHIBIT 2.1(b)


                                NOTICE OF ADVANCE

                          Dated as of: ________________



FAX: 212-308-5183
Citibank, N.A.
153 East 53rd Street - 18th Floor
New York, New York 10043

Attention: John Arena, VP

Ladies and Gentlemen:

           The undersigned, DMTR, LLC (the "Borrower"), refers to the Revolving Line of Credit Agreement, dated as of November 30, 2000 (the "Agreement," the terms defined therein being used herein as therein defined), by and between the Borrower and Citibank, N.A. (the "Lender"), and hereby gives you notice, irrevocably, pursuant to Section 2.1(b) of the Agreement that the undersigned hereby requests an Advance under the Agreement, and in that connection sets forth below the information relating to such Advance (the "Proposed Advance") as required by Section 2.1(b) of the Agreement:

         (i)  The Business Day of the Proposed Advance is __________, 200___  .

         (ii)  The aggregate amount of the Proposed Advance is  $___________.

         (iii) The Advance requested is $_______________.

         (iv) [Funding Instructions]

           The Borrower hereby affirms the following representations and warranties to the Lender as of the date of this Notice of Advance; and this request shall also be deemed an affirmation of such representations and warranties as of the date of the requested Advance, as follows:

           (i) the representations and warranties contained in the Agreement are true and correct and shall be true and correct, before and after giving effect to the proposed Advance and to the application of the proceeds therefrom, as though made on and as of the date of this request and the date of the Advance;

           (ii) no event has occurred and is continuing, or would result from such proposed Advance or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

           (iii) before and after giving effect to the proposed Advance and to the application of the proceeds therefrom, the aggregate unpaid principal amount of all Advances outstanding does not exceed $3,600,000; and

           (iv) the Borrower is in full and complete compliance with all of the terms, conditions and provisions of the Agreement.

                                     Very truly yours,

                                     DMTR, LLC


                                     By: _______________________________________
                                         Name:
                                         Office:

                                   EXHIBIT 2.3

                                 PROMISSORY NOTE

$3,600,000.00                                          Date:  November 30, 2000
                                                              New York, New York


           FOR VALUE RECEIVED, the undersigned DMTR, LLC, a New York limited liability company (the "Borrower"), HEREBY PROMISES TO PAY to the order of Citibank, N.A. (the "Lender") for its account on the Maturity Date (as defined in the Agreement referred to herein), the principal sum of up to THREE MILLION SIX HUNDRED THOUSAND ($3,600,000) DOLLARS, or such other amount as shall be outstanding hereunder, as set forth on the schedule attached hereto.

           The Borrower promises to pay interest on the unpaid principal amount for each Advance from the date of such Advance hereof until such principal amount is paid in full, at the interest rates as provided in the Agreement (as defined in the Agreement referred to herein), and payable at such times, as are specified in the Agreement referred to herein.

           Both principal and interest are payable in lawful money of the United States of America at the Lender's office at 153 East 53rd Street, 18th Floor, New York, New York 10043.

           This Note is the Note referred to in, and is subject to and is entitled to the benefits of, the Revolving Line of Credit Agreement dated as of the date hereof (the "Agreement") by and between the Borrower and the Lender. The Agreement, among other things, (i) provides for the making of advances (the "Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time $3,600,000 (the indebtedness of the Borrower set forth above resulting from each such Advance being evidenced by this Note), and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

           The Advances made by the Lender to the Borrower pursuant to said Agreement shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof.

           THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. All capitalized terms used but not defined in this Note shall have the meanings set forth in the Agreement.


                                     DMTR, LLC


                                     By: _______________________________________
                                         Name:
                                         Title:

                              PROMISSORY NOTE GRID




                                            Total
  Date of             Amount of             Outstanding          Notation
Transaction           Advance               Balance              Made By
________________________________________________________________________________

                                 EXHIBIT 4.1(d)

                             NO DEFAULT CERTIFICATE

         DMTR, LLC, a New York limited liability company (the "Borrower"), hereby certifies to Citibank, N.A., and its successors and assigns (the "Lender"), that in connection with that certain Revolving Line of Credit Agreement (the "Agreement"), dated as of November ___, 2000, between the Borrower and the Lender:

          (i) The Borrower knows of no Event of Default (as defined in the Agreement), nor any event which, with notice, or lapse of time, or both would constitute an Event of Default, which has occurred and is continuing, except as set forth below: [Specify the nature and period of existence of the Event of Default and the action the Borrower has taken or proposes to take thereto to cure such Event of Default].

          (ii) All of the representations and warranties made by the Borrower under the Agreement remain true and correct in all material respects as of the date hereof;

          (iii)The Borrower has fulfilled all of its respective obligations under the Agreement and each Loan Document (as defined therein) which are required to be fulfilled on or prior to the date hereof; and

          (iv) Each delivered financial statement (copies of which are annexed hereto), is true and correct in all material respects.

                  IN WITNESS WHEREOF, the undersigned have executed this No Default Certificate as of the ___ day of ____________, 200___.


                                              DMTR, LLC


                                              By: ______________________________
                                                  Name:
                                                  Title:

                                 EXHIBIT 6.1(c)

                             Closing Certificate of
                                    DMTR, LLC


         The undersigned, an authorized Member of DMTR, LLC, a New York limited liability company (the "Borrower"), by its duly authorized member, hereby certifies to Citibank, N.A., and its successors and assigns (the "Lender"), as an inducement to the Lender to (i) make a $3,600,000 loan (the "Loan") to the Borrower and others, pursuant to that certain Revolving Line of Credit Agreement (the "Agreement"), dated as of the date hereof, between the Borrower and the Lender, and (ii) accept the Agreement and all of the other Loan Documents (as defined in the Agreement; the Agreement and all other Loan Documents are hereinafter referred to as the "Loan Documents"), that :

         1. Annexed hereto as Exhibit A is a true and correct copy of the Articles of Organization of the Borrower as amended to date.

         2. Annexed hereto as Exhibit B is a true and correct copy of the Operating Agreement of the Borrower as amended to date.

         3. Annexed hereto as Exhibit C is a true copy of the Borrower's consent and resolutions authorizing the Loan Documents, dated as of the date hereof, and any related documents in connection therewith. Such consent and resolutions have been in effect since the date set forth on the consent and resolutions and have not been amended or rescinded subsequent to such date.

         4. Annexed hereto as Exhibit D is the Good Standing Certificate dated as of a recent date with respect to the good standing of the Borrower in the State of New York, the jurisdiction of its formation.

         IN WITNESS to the above, the undersigned hereby executes and delivers this certificate as of the date set forth below:

Dated as of: November ___, 2000             DMTR, LLC



                                            By:_________________________________
                                               Name:     Bruce Galloway
                                               Title: Member

                                    EXHIBIT A



                            ARTICLES OF ORGANIZATION
                                       OF
                                    DMTR, LLC

                                    EXHIBIT B



                               OPERATING AGREEMENT
                                       OF
                                    DMTR, LLC

                                    EXHIBIT C



                             CONSENT AND RESOLUTIONS
                                       OF
                                    DMTR, LLC

                                    EXHIBIT D


                           GOOD STANDING CERTIFICATES
                                       OF
                                    DMTR, LLC


1.       State of New York (jurisdiction of formation)

                                 EXHIBIT 6.1(d)

                Legal Opinion of Borrower and Guarantors' Counsel

                              LETTERHEAD OF COUNSEL

                               November ____, 2000


Citibank, N.A.
153 East 53rd Street
18th Floor
New York, New York 10043

Attention: John Arena, Vice President


          Re: Citibank, N.A.: $3,600,000 Loan to DMTR, LLC, as Guaranteed by Willowcreek Capital Partners, L.P., NTS Financial Services Ltd., Europa International, Goren Brothers, Phoenix Enterprises Family Fund LLC, John P. Rosenthal and Bruce Galloway


Ladies and Gentlemen:

         We have acted as counsel to DMTR, LLC, a New York limited liability company (the "Borrower") in connection with a $3,600,000 loan (the "Loan") made by Citibank, N.A. (the "Lender") to the Borrower, on the date hereof.

         We have also acted as counsel to Willowcreek Capital Partners, L.P., NTS Financial Services Ltd., Europa International, Goren Brothers, Phoenix Enterprises Family Fund LLC, John P. Rosenthal and Bruce Galloway (collectively, the "Guarantors", and individually, a "Guarantor") in connection with the Agreement of Guaranty (the "Guaranty"), dated as of the date hereof, given severally by the Guarantors to the Lender to guarantee the Loan.

         The Loan was made pursuant to that certain Revolving Line of Credit Agreement (the "Loan Agreement"), dated as of the date hereof, between the Lender and the Borrower. The Loan is evidenced by that certain Promissory Note (the "Note"), dated as of the date hereof, in the original principal amount of up to $3,600,000, given by the Borrower.

         We have reviewed the following documents (collectively, the "Loan Documents"):

          1.   The Loan Agreement;

          2.   The Note;

          3. The Closing Certificate of the Borrower, dated as of the date hereof and given by the Borrower to the Lender, together with all of the documents annexed thereto;

          4.   LIST OTHER DOCUMENTS

         We have also reviewed the following (collectively, the "Guaranty Documents"):

          1.   The Guaranty; and

          2.   OTHERS???

         In rendering the opinion expressed below, we have examined original or conformed copies of such records, agreements and instruments of the Borrower and each Guarantor, certificates of public documents and records as we have deemed appropriate as a basis for the opinions hereinafter expressed.

         Based upon the foregoing, we are of the opinion that:

                  1. Each Guarantor has the legal right to execute, deliver and perform all obligations arising or created under the Guaranty Documents, as the case may be; all action necessary and required to be taken by each Guarantor to authorize, execute and deliver the Guaranty Documents and all transactions thereunder to be performed by each Guarantor has been duly taken, authorized and approved, and the Guaranty Documents, as the case may be, have been duly and validly executed and delivered by each Guarantor and constitutes each Guarantor's respective legal, valid and binding obligations, each enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles of general application.

                  2. The execution and delivery of the Guaranty Documents, as the case may be, the consummation of the transactions therein contemplated and compliance with the terms and provisions of the Guaranty Documents, as the case may be, will neither conflict with or result in a breach of, or require any consent under any law, rule, regulation, statute or other legal requirement applicable to each Guarantor which is currently in effect, or any agreement or instrument to which any Guarantor is a party or by which any Guarantor is bound, or result in the creation or imposition of any lien upon any of the revenues or assets of any Guarantor pursuant to the terms of any such agreement or instrument except as specifically provided in the Guaranty Documents, as the case may be.

                  3. To the best of our knowledge there is no suit, legal action or proceeding pending against, or threatened against or affecting, any Guarantor before any court or arbitrator or any governmental body, agency or official which, if adversely determined, could materially affect the financial condition of any Guarantor or the validity or enforceability of, or the ability of any Guarantor to perform his obligations under the Guaranty Documents, as the case may be.

                  4. The Borrower has the legal right, legal capacity, power and authority to execute, deliver and perform all obligations arising or created under the Loan Documents; the Loan Documents have been duly and validly executed and delivered by the Borrower and constitute its respective legal, valid and binding obligations, each enforceable against such parties in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles of general application.

                  5. The Borrower is a duly organized and validly existing limited liability company under the laws of the State of New York. The Borrower is qualified to transact business in each jurisdiction in which they are required to be qualified. The Borrower has full power and authority and legal right and capacity and all court approvals, governmental licenses, consents and approvals necessary to execute and deliver the Loan Documents, and to enter into each transaction described therein and to own his (its) properties and carry on its respective businesses is now conducted and proposed to be conducted.

                  6.  All  action  necessary  and  required  to be  taken by the
Borrower to authorize, execute and deliver the Loan Documents and all transactions thereunder to be performed by the Borrower, has been duly taken, authorized and approved.

                  7. The execution and delivery of the Loan Documents, the consummation of the transactions therein contemplated and compliance with the terms and provisions of the Loan Documents will not conflict with or result in a breach of the Governing Documents or any other organizational document pertaining to the Borrower. The execution and delivery of the Loan Documents, the consummation of the transactions therein contemplated and compliance with the terms and provisions of the Loan Documents will not conflict with or result in a breach of, or require any consent under any law, rule, regulation, statute or other legal requirement applicable to the Borrower which is currently in effect, or any agreement or instrument to which the Borrower is a party or by which the Borrower is bound, or result in the creation or imposition of any lien upon any of the revenues or assets of the Borrower pursuant to the terms of any such agreement or instrument except as specifically provided in the Loan Documents.

                  8. To the best of our knowledge, there is no suit, legal action or proceeding pending against, or to the best of my knowledge, threatened against or affecting, the Borrower before any court or arbitrator or any governmental body, agency or official which, if adversely determined, could materially affect the financial condition of the Borrower or the validity or enforceability of, or the ability of the Borrower to perform its obligations under the Loan Documents.

                  9. All consents, licenses, approvals and authorizations of, and registrations, declarations and other filings with, any governmental agency, official or authority required in connection with the execution, delivery, performance or validity of, or payment under, the Loan Documents, have been duly obtained, are in full force and effect, are unconditional and not subject to appeal by third parties.


                                                              Very truly yours,